                                 Exhibit 99.1

                       JOINT FILERS' NAMES AND ADDRESSES

1.  Name:       R/C ENERGY IV DIRECT PARTNERSHIP, L.P.
    Address:    c/o Riverstone Holdings LLC
                712 Fifth Avenue, 36th Floor
                New York, NY 10019

2.  Name:       R/C IV LIBERTY HOLDINGS, L.P.
    Address:    c/o Riverstone Holdings LLC
                712 Fifth Avenue, 36th Floor
                New York, NY 10019

3.  Name:       R/C ENERGY GP IV, LLC
    Address:    c/o Riverstone Holdings LLC
                712 Fifth Avenue, 36th Floor
                New York, NY 10019